EXHIBIT 99.3

JOINT FILING AGREEMENT

                    Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned members of the "Johnson Family Group" hereby agree to file with the Securities and Exchange Commission Amendment No. 3 to Schedule 13D (the "Amendment"). The Schedule 13D, as amended by the Amendment, reports that members of the Johnson Family Group believe it is in the best interests of Hastings Manufacturing Company ("Hastings"), its shareholders, its employees and the local community that Hastings remain an independently owned corporation and further states that Johnson Family Group members intend to oppose any takeover attempt that would result in Hastings no longer remaining an independently owned corporation and which is not in the best interest of Hastings, its shareholders, its employees or the local community. The undersigned agree that the Amendment is filed on behalf of each of them. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Date: May 3, 2000	/s/ Stephen I. Johnson* STEPHEN I. JOHNSON

THE STEPHEN I. JOHNSON TRUST

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, Trustee

Date: May 3, 2000	By /s/ Isabel S. Johnson* Isabel S. Johnson, Trustee

Date: May 3, 2000	/s/ Isabel S. Johnson* ISABEL S. JOHNSON

THE ISABEL S. JOHNSON TRUST

Date: May 3, 2000	By /s/ Isabel S. Johnson* Isabel S. Johnson, Trustee

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, Trustee

Date: May 3, 2000	/s/ Mark R. S. Johnson* MARK R. S. JOHNSON

THE MARK R. S. JOHNSON TRUST

Date: May 3, 2000	By /s/ Mark R. S. Johnson* Mark R. S. Johnson, Trustee

Date: May 3, 2000	/s/ Kathryn L. Johnson* KATHRYN L. JOHNSON

Date: May 3, 2000	/s/ Andrew F. Johnson* ANDREW F. JOHNSON

THE ANDREW F. JOHNSON TRUST

Date: May 3, 2000	By /s/ Andrew F. Johnson* Andrew F. Johnson, Trustee

Date: May 3, 2000	/s/ Patricia T. Johnson* PATRICIA T. JOHNSON

THE PATRICIA T. JOHNSON TRUST

Date: May 3, 2000	By /s/ Patricia T. Johnson* Patricia T. Johnson, Trustee

THE ABEN E. JOHNSON TRUST UNDER WILL

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, Trustee

Date: May 3, 2000	By: Hastings City Bank, Trustee By /s/ Randoulph L. Teegardin* Randoulph L. Teegardin Its Vice President and Trust Department Manager

THE ANNA M. JOHNSON TRUST

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, Trustee

Date: May 3, 2000	By: Hastings City Bank, Trustee By /s/ Randoulph L. Teegardin* Randoulph L. Teegardin Its Vice President and Trust Department Manager

THE ANNA M. JOHNSON TRUST

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, Trustee

Date: May 3, 2000	By: Hastings City Bank, Trustee By /s/ Randoulph L. Teegardin* Randoulph L. Teegardin Its Vice President and Trust Department Manager

Date: May 3, 2000	/s/ Martha Johnson Fleming* MARTHA JOHNSON FLEMING

Date: May 3, 2000	/s/ Stephen F. Johnson* STEPHEN F. JOHNSON

SAMCO, INC.

Date: May 3, 2000	By /s/ Stephen I. Johnson* Stephen I. Johnson, President

S&I JOHNSON LIMITED PARTNERSHIP

Date: May 3, 2000	By: SAMCO, Inc. By /s/ Stephen I. Johnson* Stephen I. Johnson, President

THE STEPHEN AND ISABEL JOHNSON GENERATION TRUST

Date: May 3, 2000	By /s/ Mark R. S. Johnson* Mark R. S. Johnson, Trustee

Date: May 3, 2000	By /s/ Andrew F. Johnson* Andrew F. Johnson, Trustee

THE THOMAS R. TAFFEE TRUST

Date: May 3, 2000	By /s/ Thomas R. Taffee* Thomas R. Taffee, Trustee

THE MARGUERITE B. TAFFEE TRUST

Date: May 3, 2000	By /s/ Marguerite B. Taffee* Marguerite B. Taffee, Trustee

*By /s/ Thomas J. Bellgraph Thomas J. Bellgraph Attorney in Fact